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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Palm, Inc. of our report dated July 31, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Extended Systems Incorporated's Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boise, Idaho
April 5, 2001